Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-253309) of Inotiv, Inc.,
(2)Registration Statement (Form S-3 No. 333-266962) of Inotiv, Inc.,
(3)Registration Statement (Form S-8 No. 333-153734) pertaining to the Non-Qualified Stock Option Agreement and Employee Incentive Stock Option Agreement from the 2008 Stock Option Plan and the Inotiv, Inc. 2024 Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-228747) pertaining to the 2008 Stock Option Plan as Amended and Restated in the form of the Amended and Restated Bioanalytical Systems, Inc. Equity Incentive Plan and the Inotiv, Inc. 2024 Equity Incentive Plan,
(5)Registration Statement (Form S-8 No. 333-237580) pertaining to the Amended and Restated Bioanalytical Systems, Inc. 2018 Equity Incentive Plan and the Inotiv, Inc. 2024 Equity Incentive Plan,
(6)Registration Statement (Form S-8 No. 333-261025) pertaining to the Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan and the Inotiv, Inc. 2024 Equity Incentive Plan,
(7)Registration Statement (Form S-8 No. 333-261038) pertaining to the Envigo RMS Holding Corp. Equity Incentive Plan,
(8)Registration Statement (Form S-8 No. 333-279732) pertaining to the Inotiv, Inc. 2024 Equity Incentive Plan, and
(9)Registration Statement (Form S-3 No. 333-282491) of Inotiv, Inc.
of our reports dated December 4, 2024, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) for the year ended September 30, 2024.

/s/ Ernst & Young LLP

Indianapolis, IN

December 4, 2024